John W. Hlywak, Jr. (Investors)           Jay Higham (Media/Physicians)
Senior Vice President & CFO               Senior Vice President of Marketing
IntegraMed America, Inc.                  IntegraMed America, Inc.
(914) 251-4143                            (914) 251-4127
email:  jhlywak@integramed.com            email:  jhigham@integramed.com
        ----------------------                    ----------------------
Web Address: http://www.integramed.com
             -------------------------

Lippert/Heilshorn & Associates
Kim Golodetz (kgolodetz@lhai.com)
(212) 838-3777
Bruce Voss (bvoss@lhai.com)
(310) 691-7100
www.lhai.com

          INTEGRAMED AMERICA REPORTS FOURTH QUARTER AND ANNUAL RESULTS
                  --COMPANY IS INLINE WITH PREVIOUS ESTIMATES -

Purchase, NY, February 19, 2003 -- IntegraMed America, Inc. (Nasdaq: INMD) today announced financial results for the fourth quarter and year ended December 31, 2002.

Reported Results

Revenues for the fourth quarter of 2002 were approximately $23.7 million, a 19.6 percent increase over the $19.8 million from the same period in 2001. The contribution to earnings from operations was approximately $2.4 million in the fourth quarter of 2002, compared to $2.9 million for the same period in 2001. Net income for the fourth quarter of 2002 was $214,000, or $0.06 per diluted share, compared to net income of $5.2 million, or $1.61 per diluted share (excluding the $4.8 million adjustments related to reducing a valuation allowance on deferred tax assets, net income was $412,000 or $0.14 per diluted share) for the same period in 2001. The fourth quarter of 2002 net income was impacted by higher Federal tax rates, lack of the one-time payment of approximately $360,000 received in connection with the early termination of the Company's agreement with a medical center-based Reproductive Science Center that was in effect in 2001 and a $350,000 write-down related to the termination of a Business Service agreement, previously announced on October 30, 2002.

Revenues for the full year of 2002 were approximately $88.2 million, a 19.4 percent increase from the $73.9 million in the same period in 2001. For the full year of 2002, the contribution to earnings from operations was approximately $9.9 million, unchanged from the same period in 2001. Net income for 2002, was $1.1 million, or $0.31 per diluted share, compared to net income for 2001 of $6.4 million ($4.8 million related to the deferred tax valuation allowance), or $2.01 per diluted share ($1.52 related to the valuation allowance). The 2002 net income was impacted by higher Federal tax rates, lack of the one-time payment of approximately $1.4 million received in connection with the early termination of the Company's agreement with a medical center-based Reproductive Science Center that was in effect in 2001 and a write-down related to the termination of a Business Service agreement. Full year 2002 reported revenues, net income and earnings per diluted share were in-line with prior Company guidance.

Comparison of 2002 and 2001

In 2002 and 2001 non-recurring items impacted the results of operations as follows:

(In millions of dollars, except EPS)

                           ---------------------2002-------------------       --------------------2001----------------
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Item                        Contribution        Net Income       EPS       Contribution      Net Income       EPS
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
As reported                                9.9              1.1      0.31               9.9              6.5     2.01
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Eliminate terminated
contract payment                                                                      (1.4)            (1.4)   (0.44)
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Eliminate write-down of
terminated agreement                       0.4              0.4      0.11
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Tax effect of
non-recurring items                                       (0.1)    (0.03)                                 .2     0.06
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Eliminate valuation
allowance change                                                                                       (4.8)   (1.52)
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Provide 2001 taxes at
2002 rate                                                                                              (0.2)   (0.06)
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------
Pro forma                                 10.3              1.4      0.39               8.5              0.3     0.05
--------------------------- ------------------- ---------------- --------- ----------------- ---------------- --------

Management Discussion

"In 2002, we continued to grow our national network of leading fertility centers in major market areas," said Gerardo Canet, President & CEO of IntegraMed America, Inc., "The work we did in 2001 to repackage our service offerings began to pay off in 2002. During the year, we contracted with 10 new fertility centers and ended the year with a provider network that covers 24 of the top 50 markets for fertility services in the United States. Our provider network is comprised of 109 of the leading physicians specializing in fertility services and now perform approximately 20% of all IVF procedures in the United States", continued Mr. Canet. "In 2002 we continued the process of repackaging our services to allow for more discrete service offerings that are tailored to the needs of our customers. The response to these initiatives is evident by the enthusiasm of the new fertility centers joining our growing network."

"The core Business Service segment has had substantial growth this year with same center growth of 17.1%," added Mr. Canet. The Company previously announced the addition of the Margate Florida practice.

 "Our exclusive focus on the fertility industry has continued and has also allowed us to segment the market and identify new opportunities," continued Mr. Canet. "Investments made during the last three years to take advantage of these opportunities are now providing a meaningful contribution to revenue and earnings growth. For example, in its third full year of operation, IntegraMed Pharmaceutical Services contributed $19.7 million in revenues, a 29.9 percent increase over 2001. Because fertility medication represents approximately 25 percent of the overall cost of treatment, we believe this segment of our business can grow substantially in the future."

"Finally, in 2002 our newest offering, IntegraMed Shared Risk Refund delivered results right in line with expectations. Patients enrolling in this program receive up to three IVF treatments for one fixed price paid in advance of treatment. In the event the treatment is unsuccessful, a significant refund is issued to the patient. IntegraMed recognizes most of the revenue at the time of the patient's pregnancy. The focus of the Shared Risk Refund program in 2002 was to enroll a controlled number of patients, fine tune the offering and make sure we had the systems in place to manage the underlying risk of the program. We accomplished these objectives and look forward to growing this program as a percentage of revenue and earnings in the future."

2003 Guidance

Mr. Canet reaffirmed the financial guidance that the Company offered on October 30, 2002. The Company expects, without any major acquisition, total revenues for 2003 to range from $100 million to $105 million and net income to range from $1.4 million to $1.7 million, or $0.41 to $0.46 per diluted share.

Commenting on the Company's strategy for growth, Mr. Canet said, "We believe that the steps we have taken to diversify and repackage our services in the last two years will continue to pay off. We plan to continue this strategy and we have high expectations for adding new centers to the network, continuing to grow pharmaceutical revenues and selling greater numbers of Shared Risk Refund packages to patients who do not have insurance."

IntegraMed America, based in Purchase, NY, is focused on the $2 billion infertility industry, and offers products and services to patients, providers, payers and manufacturers. Specifically, the Company provides Business Services to a network of Fertility Centers; distributes pharmaceutical products and financing programs directly to patients and operates www.integramed.com, an award-winning infertility Web site.

Gerardo Canet, president and chief executive officer, and John Hlywak, Jr., chief financial officer, will host an investment-community conference call beginning Thursday, February 20, 2003 at 10:00 a.m. Eastern Time to discuss the above-mentioned results and to answer questions.

To participate in the live call via telephone, please call (888) 803-7481 (domestic) or (706) 634-1308 (international). A telephone replay will be available through 12:00 p.m. Eastern Time, February 24 by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering reservation number 8334179.

Individuals interested in listening to the conference call via the Internet may do so by visiting the Company's web site at www.integramed.com. A replay will be available on the web site for 14 days.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed America are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with the Company's ability to finance future growth; the loss of significant management contract(s); profitability at Reproductive Science Centers serviced by IntegraMed America; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the Company's most recent Form 10-K and in other documents filed by the Company with the U.S. Securities and Exchange Commission.




                                 -table follows-


                            IntegraMed America, Inc.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)



                                                               For the Three Months       For the Year
                                                                Ended December 31,      Ended December 31,
                                                               --------------------    -------------------
                                                                  2002       2001        2002       2001
                                                               --------    --------    --------   --------
                                                                    (unaudited)

Revenues, Net ...............................................   $ 23,705   $ 19,827    $ 88,200   $ 73,898

Costs of services incurred:
   Employee compensation and related expenses ...............      9,263      7,727      35,971     29,135
   Direct materials .........................................      5,708      4,244      20,934     16,601
   Occupancy costs ..........................................      1,064      1,073       3,935      4,031
   Depreciation .............................................        582        330       1,690      1,228
   Other expenses ...........................................      4,189      3,578      15,819     13,018
                                                                --------   --------    --------   --------
     Total costs of services ................................     21,266     16,952      78,349     64,013

Contribution ................................................      2,439      2,875       9,851      9,885
                                                                --------   --------    --------   --------

General and administrative expenses .........................      2,112      2,312       8,097      7,827
Interest expense/(income) ...................................          7         20          53        102
                                                                --------   --------    --------   --------

Income before income taxes ..................................        320        543       1,701      1,956
Provision (benefit) for income taxes ........................        106     (4,736)        562     (4,557)
                                                                --------   --------    --------   --------

Net income ..................................................        214      5,279       1,139      6,513
Dividends paid and/or accrued on Preferred Stock ............       --           33          69        133
                                                                --------   --------    --------   --------
Net income applicable to Common Stock .......................   $    214   $  5,246    $  1,070   $  6,380
                                                                ========   ========    ========   ========

Weighted average shares - basic .............................      3,347      3,049       3,195      3,081
Weighted average shares - diluted ...........................      3,581      3,268       3,468      3,175

Diluted earnings per share of
   Common Stock.............................................    $   0.06   $   1.61    $   0.31   $   2.01
                                                                ========   ========    ========   ========

EBITDA
   Amortization of Business Services rights offset
     against Revenues .......................................   $    655   $    280    $  1,435   $    945
   Depreciation from above ..................................        582        330       1,690      1,228
   Depreciation included in General and Administrative
     Expenses ...............................................        237        103         472        424
   Interest from above ......................................          7         20          53        102
   Income before Income Taxes from above ....................        320        543       1,701      1,956
                                                                --------   --------    --------   --------
   Total ....................................................   $  1,801   $  1,276    $  5,351   $  4,655
                                                                ========   ========    ========   ========

(Certain amounts for 2001 have been reclassified to conform to the presentation used in 2002.)

                            IntegraMed America, Inc.
                           Consolidated Balance Sheets
                           (all amounts in thousands)

                                                             December 31,
                                                         --------------------
                                                           2002        2001
                                                         --------   ---------

                                     ASSETS
Current assets:
   Cash and cash equivalents .......................... $  8,693    $  8,505
   Due from Medical Practices .........................    5,300       4,949
   Pharmaceutical Receivable, Net .....................    1,637       1,511
   Other current assets ...............................    2,888       1,961
                                                        --------    --------

       Total current assets ...........................   18,518      16,926

Fixed assets, net .....................................    5,141       5,263
Intangible assets, net ................................   19,526      17,378
Deferred taxes ........................................    3,980       4,791
Other assets ..........................................      279         263
                                                        --------    --------

       Total assets ................................... $ 47,444    $ 44,621
                                                        ========    ========

             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable ................................... $    823    $  1,436
   Accrued liabilities ................................    6,446       5,228
   Current portion of long-term notes payable
     and other obligations ............................    1,099       1,403
   Patient deposits ...................................    7,208       4,651
                                                        --------    --------

       Total current liabilities ......................   15,576      12,718
                                                        --------    --------

Long-term notes payable and other obligations .........      311       1,288
                                                        --------    --------
Commitments and contingencies
Shareholders' equity:
   Preferred Stock ....................................     --           166
   Common Stock .......................................       34          31
   Capital in excess of par ...........................   47,183      47,218
   Accumulated deficit ................................  (15,660)    (16,800)
   Treasury Stock, at cost ............................     --          --
                                                        --------    --------
       Total shareholders' equity .....................   31,557      30,615
                                                        --------    --------

       Total liabilities and shareholders' equity ..... $ 47,444    $ 44,621
                                                        ========    ========



                                      ####